Exhibit 3.50

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – LAKEPOINTE 5, LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 2005, AT 12:41 O’CLOCK P.M.

	Harriet Smith Windsor, Secretary of State

4074772 8100	AUTHENTICATION:	4359822

051003452	DATE:	12–12–05

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST: The name of the limited liability company is Wells REIT II – LakePointe 5, LLC

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Wells REIT II – LakePointe 5, LLC this 9th day of December 2005.

Nicholas R. Farrell

Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 12:41 PM 12/09/2005 FILED 12:41 PM 12/09/2005 SRV 051003452 - 4074772 FILE